Exhibit 99.2

MEDICAL FUTURES INC.

Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars)

MEDICAL FUTURES INC.

Index to Financial Statements
Years Ended December 31, 2013 and 2014

Page

FINANCIAL STATEMENTS

Balance Sheets	4
Statements of Operations and Retained Earnings	5
Statements of Cash Flows	6
Notes to Financial Statements	7 - 17

McGovern, Hurley, Cunningham, LLP
Chartered Accountants

2005 Sheppard Avenue East, Suite 300
Toronto, Ontario
M2J 5B4, Canada
Phone 416-496-1234
Fax 416-496-0125
Web www.mhc-ca.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Medical Futures Inc.

We have audited the accompanying balance sheets of Medical Futures Inc. (the "Company") as of December 31, 2014 and 2013, and the related statements of , operations and retained earnings and cash flows for each of the years in the two-year period ended December 31, 2014. Medical Futures Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Futures Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

McGOVERN, HURLEY, CUNNINGHAM, LLP

McGovern, Hurley, Cunningham, LLP

Chartered Accountants

Licensed Public Accountants

TORONTO, Canada

July 15, 2015

A member of UHY International, a network of independent accounting and consulting firms
UHY

MEDICAL FUTURES INC.

Balance Sheets
As at December 31, 2014
(Expressed in Canadian dollars)

	2014	2013

ASSETS
CURRENT
Cash	$24,956	$83,945
Accounts receivable (Note 8)	1,428,254	810,729
Inventory (Note 3)	1,731,987	1,307,102
Prepaid expenses	309,291	296,374
Due from related party (Note 8)	10,174	34,764

TOTAL CURRENT ASSETS	3,504,662	2,532,914
PROPERTY AND EQUIPMENT (Note 4)	65,582	90,406
INTANGIBLE ASSETS (Note 5)	1,453,135	1,606,415

TOTAL ASSETS	$5,023,379	$4,229,735

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
Bank indebtedness (Note 7)	$2,064,549	$878,499
Accounts payable and accrued liabilities (Notes 6 and 8)	1,115,934	1,127,298
Income taxes payable (Note 10)	49	92,891
Deferred income taxes (Note 10)	-	3,400

TOTAL CURRENT LIABILITIES	3,180,532	2,102,088
DUE TO SHAREHOLDER (Note 8)	561,083	588,272

TOTAL LIABILITIES	3,741,615	2,690,360

SHAREHOLDERS' EQUITY
Share capital (Note 9)	350,001	350,001
Retained earnings	931,763	1,189,374

TOTAL SHAREHOLDERS’ EQUITY	1,281,764	1,539,375

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,023,379	$4,229,735

Contingencies and commitments (Notes 7 and 11)

MEDICAL FUTURES INC.

Statements of Operations and Retained Earnings
For the years Ended December 31,
(Expressed in Canadian dollars)

	2014	2013
REVENUE (Note 8)	$9,879,885	$10,375,224

COST OF SALES (Note 8)	4,836,729	4,664,742

GROSS PROFIT	5,043,156	5,710,482

EXPENSES
Advertising and promotion	1,451,067	1,161,914
Amortization of property and equipment	18,394	17,772
Amortization of intangible assets	188,971	185,448
Business taxes, licenses and memberships	72,080	54,035
Insurance	107,256	123,563
Interest and bank charges	29,034	27,456
Interest on bank indebtedness	49,948	29,139
Meals and entertainment	162,487	175,188
Office and general	277,196	231,808
Professional fees	52,767	88,187
Property taxes	11,198	11,675
Premises (Note 8)	50,294	50,375
Repairs and maintenance	9,877	3,975
Salaries and wages	2,436,471	2,884,799
Supplies	28,733	19,932
Travel	236,348	234,780
Utilities	54,429	45,511

	5,236,550	5,345,557
(LOSS) INCOME FROM OPERATIONS	(193,394)	364,925

OTHER INCOME (EXPENSES)
Interest from other sources	-	913
Charge for not meeting minimum product sales	(94,291)	(68,945)
Agreement termination charge recovery	-	201,450
Foreign exchange gains (losses)	44,181	(27,518)

(50,110)	105,900

(LOSS) INCOME BEFORE INCOME TAXES	(243,504)	470,825
INCOME TAXES (Note 10)	107	111,621

NET (LOSS) INCOME	(243,611)	359,204
RETAINED EARNINGS - BEGINNING OF YEAR	1,189,374	844,170

	945,763	1,203,374
DIVIDENDS PAID	(14,000)	(14,000)

RETAINED EARNINGS - END OF YEAR	$931,763	$1,189,374

MEDICAL FUTURES INC.

Statement of Cash Flows
Year Ended December 31, 2014
(Expressed in Canadian dollars)

OPERATING ACTIVITIES
	2014	2013
Net (loss)income	$(243,611)	$359,204
Item not affecting cash:
Deferred income taxes	(3,400)	(9,000)
Amortization	207,365	203,220

(39,646)	553,424

Changes in non-cash working capital:
Accounts receivable	(617,525)	514,202
Inventory	(424,885)	427,351
Prepaid expenses	(12,917)	(25,781)
Accounts payable and accrued liabilities	(11,364)	(1,082,849)
Income taxes payable	(92,842)	28,176

	(1,159,533)	(138,901)
Cash flow from (used by) operating activities	(1,199,179)	414,523

INVESTING ACTIVITIES
Purchase of property and equipment	(10,689)	(29,794)
Proceeds on disposal of property and equipment	17,120	-
Purchase of intangible assets	(35,692)	(552,250)
Advances to related party	24,590	-

Cash flow used by investing activities	(4,671)	(582,044)

FINANCING ACTIVITIES
Dividends paid	(14,000)	(14,000)
Bank indebtedness	1,186,050	240,356
Advances from shareholder	(27,189)	8,501

Cash flow from financing activities	1,144,861	234,857

(DECREASE) INCREASE IN CASH FLOW	(58,989)	67,336
Cash - beginning of year	83,945	16,609

CASH - END OF YEAR	$24,956	$83,945

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

1.	DESCRIPTION OF BUSINESS
Medical Futures Inc., ("the Company"), is incorporated under the Business Corporations Act of  Ontario. The Company is a pharmaceutical company that sells both pharmaceutical and natural therapeutic products into the North American marketplace. Founded in 2000, the Company is privately owned and based in Richmond Hill, Ontario. The Company actively seeks out and researches new products for introduction into several therapeutic areas including Gastroenterology, Pain Management, Dermatology, and Women’s Health.

With a mission to bring innovative products from around the world to the North American market, the Company aims to provide new, more effective treatment options in areas of unmet patient need.

The Company’s goal is to become the leading source of safe, effective and affordable health products in North America, and is committed to improving the overall quality of life of the patients.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

a)     CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and all highly liquid investments purchased with an original maturity of three months or less at the date of purchase. Cash and cash equivalents are held with three major financial institutions in Canada. As at December 31, 2013 and 2014, the Company did not have any cash equivalents.

b)     ACCOUNTS RECEIVABLE

The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectability by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

c)     REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.

Revenues from the sale of products, net of trade discounts, returns and allowances, are recognized when legal title to the goods has been passed to the customer and collectability is reasonably assured.

A customer is obligated to pay for products sold to it within a specified number of days from the date that title to the products is transferred to the customer. The Company’s standard terms are 2% discount, net 30 from the date of invoice.

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has a product returns policy on some of its products, which allows the customer to return pharmaceutical products that have expired, for full credit, provided the expired products are returned within twelve months subsequent to the expiration date.

Transfer of title occurs and risk of ownership passes to a customer at the time of shipment or delivery, depending on the terms of the agreement with a particular customer. The sale price of the Company’s products is substantially fixed or determinable at the date of sale based on purchase orders generated by a customer and accepted by the Company. A customer’s obligation to pay the Company for products sold to it is not contingent upon the resale of those products. The Company recognizes revenues for the sale of products from the date the title to the products is transferred to the customer.

d)     INVENTORIES

Inventories are valued at the lower of cost and net realizable value with cost being determined using weighted-average cost formula for all inventory items.  Inventory includes all costs to purchase, convert, and bring the inventories to their present location and condition.  Inventory valuation reserves are maintained for inventory that is slow moving or obsolete.

e)     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The Company periodically evaluates whether current facts or circumstances indicate that the carrying value of such assets to be held and used may not be recoverable. The Company reviews its long-term assets, such as fixed assets to be held and used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized in the amount by which the carrying amount of the asset exceeds its fair value. The basis of amortization and estimated useful lives of these assets are provided for as follows:

Computer equipment	30%	declining balance method
Equipment	20%	declining balance method
Furniture and fixtures	20%	declining balance method
Leasehold improvements	Over the lease term	straight-line method

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

f)     INTANGIBLE ASSETS

Intangible assets include patents, trademarks, product rights, and licensing agreements.

Patents represent capitalized legal costs incurred in connection with applications for patents. In-process patents pending are not amortized. All patents subject to amortization are amortized on a straight line basis over an estimated useful life of up to 17 years. The Company regularly evaluates patents and applications for impairment or abandonment, at which point the Company charges the remaining net book value to expenses. The product rights represents amounts paid for exclusive Canadian and American licensing rights to develop, register, promote, manufacture, use, market, distribute and sell pharmaceutical products. The licensing agreements are amortized over the remaining life of the agreement, upon product approval or over their estimated useful lives ranging from 5 years to 20 years. See Note 5.

The Company evaluates the recoverability of amortizable intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If such review indicates that the carrying amount of intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value. The Company has not recorded any impairment charge during the years presented.

g)     USE OF ESTIMATES

The preparation of these financial statements has required management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent liabilities and the revenue and expenses recorded. On an ongoing basis, the Company evaluates its estimates, including those related to provision for doubtful accounts, inventories, accrued liabilities, accrued returns, discounts and rebates, income taxes, revenue recognition, intangible assets, and the estimated useful lives of property, plant and equipment and intangible assets. The Company bases its estimates on historical experiences and on various other assumptions believed to be reasonable under the circumstances.

Actual results could differ from those estimates. As adjustments become necessary, they are recorded in the statement of operations in the period in which they become known. Such adjustments could be material.

h)     DEFERRED INCOME TAXES

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax results in deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company records net deferred tax assets to the extent management believe these assets will more likely than not be realized. In making such determination, all available positive and negative evidence is utilized, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In the event a determination is made that the Company would be able to realize deferred income tax assets in the future in excess of the net recorded amount, an adjustment to the valuation allowance would be made, which would reduce the provision for income taxes.

Tax benefits from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold to be recognized. This interpretation also provides guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

i)     FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION

Monetary assets and liabilities are translated into Canadian dollars, which is the functional currency of the Company, at the year-end exchange rate, while foreign currency revenues and expenses are translated at the exchange rate in effect on the date of the transaction. The resultant gains or losses are included in the statement of operations and comprehensive loss.  Non-monetary items are translated at historical rates.

j)     FAIR VALUE MEASUREMENTS

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in orderly transactions between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -
Observable inputs other than quoted prices in active markets for identical  assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

The carrying amounts of the Company’s financial assets and liabilities including cash and bank indebtedness, accounts receivable, due from related party, accounts payable and accrued liabilities are approximate of their fair values due to the short maturity of these instruments.

    k) ACCOUNTING STANDARDS NOT YET ADOPTED

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606): Revenue from Contracts with Customers, which guidance in this update will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance when it becomes effective. ASU No. 2014-09 affects any entity that enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The core principal of ASU No. 2014-09 is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, which will be the Company’s fiscal year 2017 (or January 1, 2017), and entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Early adoption is prohibited. The Company is currently in the process of evaluating the impact of adoption of ASU No. 2014-09 on its financial statements and related disclosures.

3.	INVENTORY
All inventory as at December 31, 2013 and 2014 relates to finished goods inventory. Inventory recognized as an expense during the year was $3,876,294 (2013- $3,978,049).

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

4. PROPERTY AND EQUIPMENT
	Cost	Accumulated amortization	2014 Net book value	2013 Net book value
Computer equipment	$76,645	$60,391	$16,254	$15,970
Equipment	87,121	44,200	42,921	53,651
Furniture and fixtures	13,432	10,500	2,932	3,665
Leasehold improvements	110,659	107,184	3,475	17,120
	$287,857	$222,275	$65,582	$90,406

5. INTANGIBLE ASSETS

	2014	2013
Computer software	$95,923	$95,923
Product rights, Licenses, patents and trademarks	1,857,987	1,826,448

	1,953,910	1,922,371
Accumulated amortization	(500,775)	(315,956)

$1,453,135	$1,606,415

Amortization expense of intangible assets for the years ended December 31, 2014 and 2013 were $188,971 and $185,448, respectively.

The Company has patents pending of $92,182 at December 31, 2014 (2013 - $82,457) not currently being amortized.

The licenses consists of capitalized payments to third party licensors related to the achievement of regulatory approvals to commercialize products in specified markets and up-front payments associated with royalty obligations for products.

The Company tests for impairment of definite-lived intangible assets when events or circumstances indicate that the carrying value of the assets may not be recoverable. No such triggering events were identified in 2014 and 2013, and therefore no impairment loss was recognized during those periods.

6.       GOVERNMENT REMITTANCES PAYABLE

Accounts payable and accrued liabilities include $42,777 (2013 - $33,532) government remittances (other than income taxes) payable at the year end.

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

7.       CREDIT FACILITIES

The Company has a $2,500,000 (2013 - $1,500,000) revolving demand facility available, of which $2,064,549 (2013 - $878,499) was used as at December 31, 2014.  Bank advances on this facility are payable on demand and bear interest at the bank's prime rate plus 0.5%.

The Company has a hedging facility to a maximum of $150,000. Bank advances on this facility are payable on demand. The facility was not used as at December 31, 2014.
The Company has a capital loan facilty to a maximum of $300,000. Bank advances on this facility are payable on demand and bear interest at bank's prime rate.
The Company's credit facilities are subject to two financial covenants that require a maximum level of debt to effective equity ratio and a minimum level of debt service ratio to be maintained. At year end, the Company was in compliance with these covenants.

These facilities are secured by a general security agreement constituting a first ranking security interest in all personal property of the Company, an assignment of insurance on certain properties owned by the shareholders, a corporate guarantee by 1865691 Ontario Inc., a company under common control, to a maximum of $2,372,000 and an unlimited assignment and postponement of claim from one of the shareholders.

8.	RELATED PARTY TRANSACTIONS
The Company paid rent for its premises in the amount of $38,748 (2013 - $38,748) to a company controlled by a shareholder for the period ended December 31, 2014. The rent is paid as agreed upon by the parties.

Amounts due to shareholder bear interest at 1%, are unsecured, with no set terms of repayment as agreed upon by the parties. Shareholder has agreed not to request repayment of this amount within the next fiscal year, consequently, this amount has been classified as a long-term liability.

The Company had sales of $15,708 (2013 - $82,419) with cost of sales of $15,290 (2013 - $64,722) to an entity which is controlled by a shareholder of the Company. These amounts are included in revenue and cost of sales for the year. As at December 31, 2014, accounts receivable included $95,124 (2013 - $4,410) and accounts payable included $12,498 (2013 - $46,260) related to this entity which pertained to sales, expenses paid on behalf of the related party and purchases during the year. These transactions are in the normal course of operations and have terms of which are as agreed upon by the parties.

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

9.	SHARE CAPITAL

Authorized:
Unlimited	Common shares
Unlimited	Special shares, non-voting with dividends earnings at 4% per annum and par value of $1,000 per share

	2014	2013
Issued: 350Special shares	$350,000	$350,000
1 Common share	1	1

$350,001	$350,001

10.	INCOME TAXES
The income tax provision recorded differs from the income tax obtained by applying the statutory income tax rate of 15.50% (2013 – 18.2%) to the income for the year and is reconciled as follows:

	2014	2013
Loss (income) before income taxes	$(243,504)	$470,825

Income tax (recovery) expense at the combined basic federal and provincial tax rate:	$(37,700)	$85,700
Increase (decrease) resulting from:
Amortization in excess of capital cost allowance claimed	9,900	7,500
Non-deductible expenses	31,800	27,500
Other	(493)	(79)

Current income tax expense	$3,507	$120,621
Deferred income tax	(3,400)	(9,000)
Income tax expense	107	111,621

Deferred tax assets and liabilities reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their corresponding tax basis. Significant components of net deferred tax assets are listed below:

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

10.	INCOME TAXES (continued)

Components of deferred income tax assets and liabilities:

	2014	2013
Book values of property, plant and equipment and intangible assets in excess of tax bases	7,000	(3,400)
Valuation allowance	(7,000)	-
Deferred tax liability	$-	$(3,400)

11.       CONTINGENCIES AND COMMITMENTS

a) License Agreements

The Company has supply agreements with various vendors that include purchase minimums. Pursuant to these agreements, the Company is required to purchase a total of $9,083,000 of products from these vendors during the following years ended December 31:

2015                                    $3,056,000
2016                                         754,000
2017                                         773,000
2018                                         790,000
2019 and thereafter            3,710,000
                                            $9,083,000

On November 26, 2008, the Company entered into an exclusive license and supply agreement with Norgine B.V. (“Norgine”), a Dutch pharmaceutical company, for the exclusive right to sell Moviprep in Canada. Payment for the licensing rights was based on an initial fee of $100,000 upon signing of the agreement and a fee of $150,000 upon the Company informing Norgine that the marketing authorization for the product has been granted by Heath Canada.  These payments have been included in intangible assets and will be amortized over the life of the license agreement. Any remaining milestone payments based on the achievement of specific events, including regulatory and sales milestones of up to $[**]1 are payable over time. Milestones are payable upon attainment of cumulative net sales targets, up to net sales of $[**]2.

On September 22, 2011, the Company entered into an exclusive distribution and supply agreement with Cipher Pharmaceuticals Inc. (“Cipher”), a Canadian pharmaceutical company, for the exclusive right to sell Durela in Canada. Payment for the licensing rights was based on an initial fee of $150,000 upon signing of the agreement and a fee of $150,000 upon the Company receiving Health Canada final approval of the Product and receipt of commercial supply of the product to launch in the territory of Canada.  These payments have been included in intangible assets and will be amortized over the life of the license agreement. Any remaining milestone payments based on the achievement of specific events, including regulatory and sales milestones of up to $[**]3 are payable over time. Milestones are payable upon attainment of cumulative net sales targets, up to net sales of $[**]4.

______________________________
1 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
2 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
3 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
4 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars

11.       CONTINGENCIES AND COMMITMENTS  (continued)

b) Executive Termination Agreements

The Company currently has an employment agreement with the provision of termination with an officer of the Company. The agreement for the officer provides that in the event that any of their employment is terminated by the Company for any reason other than just cause, the officer shall be entitled to an amount of $46,250 as of December 31, 2014 (2013 - $46,250).

12.	SIGNIFICANT CUSTOMERS

During the year ended December 31, 2014, the Company had three significant pharmaceutical wholesale customers (2013 – two) that represented 84.2% (2013 – 71.3%) of product sales.

The Company believes that its relationships with these customers are satisfactory.

13.	FINANCIAL INSTRUMENTS
The Company is exposed to various risks through its financial instruments. The following analysis provides information about the Company's risk exposure and concentration as of December 31, 2014.
Credit risk

Credit risk arises from the potential that a counter party will fail to perform its obligations.  The Company is exposed to credit risk from customers.  In order to reduce its credit risk, the Company reviews a new customer's credit history before extending credit and conducts regular reviews of its existing customers' credit performance.  An allowance for doubtful accounts is established based upon factors surrounding the credit risk of specific accounts, historical trends and other information. As at year end, accounts receivable are presented net of allowance for doubtful accounts of $Nil (2013 - $Nil).

The Company's cash and cash equivalents carrying value is $24,956 (2013 - $83,945), representing the maximum exposure to credit risk from those financial assets. The Company monitors its exposure to credit risk by ensuring all cash is maintained with large chartered Canadian and US banks. The Company's objective is to minimize its exposore to credit risk in order to prevent losses on financial assets by placing its investments in lower risk deposits of these chartered banks.

As at December 31, 2014, the Company had three wholesale customers which made up 72% of the outstanding accounts receivable in comparison to two wholesale customers which made up 78% at December 31, 2013.  As at December 31, 2013 and 2014 all outstanding accounts receivables were related to product sales.

MEDICAL FUTURES INC.

Notes to Financial Statements
Years Ended December 31, 2013 and 2014
(Expressed in Canadian dollars
13.      FINANCIAL INSTRUMENTS (continued)

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities.  The Company is exposed to this risk mainly in respect of its receipt of funds from its customers, long-term debt and accounts payable.

The Company generates sufficient cash from operating and financing activities to fund its operations and fulfill its obligations as they become due. The Company has sufficient funds available through its cash, and financing arrangements, should its cash requirements exceed cash generated from operations to cover financial liability obligations. The Company’s investment policy is to invest excess cash resources into highly liquid short-term investments purchased with an original maturity of three months or less with tier one financial institutions. As at December 31, 2014, there were no restrictions on the flow of these funds nor have any of these funds been committed in any way, except as outlined in the detailed notes.

Currency risk

Currency risk is the risk to the company's earnings that arise from fluctuations of foreign exchange rates and the degree of volatility of these rates.  The Company is exposed to foreign currency exchange risk on cash, accounts receivable, and accounts payable held in European euros and U.S. dollars.  The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates.  In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.  The Company is exposed to interest rate risk primarily through its floating interest rate bank indebtedness and credit facilities.